UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2013

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 5, 2013, Aceto Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The matters voted on at the Meeting were: the election of directors, approval of the advisory vote on executive compensation, approval of the Restated Certificate of Incorporation and the ratification of the appointment of the Company’s independent registered public accounting firm. The final voting results were as follows:

1.	The election of nominees Albert L. Eilender, Salvatore Guccione, Hans C. Noetzli, William N. Britton, Richard P. Randall, Natasha Giordano and Alan G. Levin as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall be elected.

The votes were cast for this matter as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Albert L. Eilender	18,637,171	485,817	4,906,610
Salvatore Guccione	18,684,868	438,120	4,906,610
Hans C. Noetzli	18,634,661	488,327	4,906,610
William N. Britton	18,783,424	339,564	4,906,610
Richard P. Randall	18,920,636	202,352	4,906,610
Natasha Giordano	18,768,926	354,062	4,906,610
Alan G. Levin	18,814,877	308,111	4,906,610

Each nominee was elected a director of the Company.

2.	The proposal to approve, on an advisory basis, executive compensation was approved based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

18,405,678	529,834	187,476	4,906,610

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3.	Approval of the Restated Certificate of Incorporation

The votes were cast for this matter as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

18,497,113	504,151	121,724	4,906,610

The Restated Certificate of Incorporation was approved.

4.	The proposal to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for our fiscal year ending June 30, 2014 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN

23,617,426	337,091	75,081

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: December 9, 2013	By:	/s/ Salvatore Guccione
Salvatore Guccione President and Chief Executive Officer

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